UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Montpelier Re Holdings Ltd.’s (the “Company”) 2010 Annual General Meeting of Shareholders (the “2010 Annual Meeting”) was held on May 19, 2010.  At the 2010 Annual Meeting, Company shareholders (the “Shareholders”) approved three proposals amending our Amended and Restated Bye-Laws (the “Bye-Laws”).  The amendments (1) implement an advance notice policy for nominating Directors to the Company’s Board or bringing other proposals at general meetings, (2) set a maximum limit on the size of the Board and allow the Board to change its size through resolution and (3) remove the need for Shareholders to vote in certain subsidiary Board elections.  The amendments to our Bye-Laws became effective at the conclusion of the 2010 Annual Meeting.  See also “Item 5.07 Submission of Matters to a Vote of Security Holders.”

The foregoing description of the Bye-laws is qualified in its entirety by reference to the Amended and Restated Bye-laws of the Company, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2010 Annual Meeting was held on May 19, 2010.  The following summarizes each of the 2010 Annual Meeting proposals and the voting results thereon:

I. Approval of a 12 Member Board and Election of Class A and Class B Directors

Our Bye-laws provide for a classified board of directors, divided into three classes of approximately equal size.  Our Shareholders voted to fix the number of directors at twelve and elected one Class A director and four Class B directors, each of whom shall serve until (i) the Company’s Annual General Meeting in 2012 (in the case of the Class A director) or 2013 (in the case of the Class B directors) or (ii) his earlier resignation.  The table below details the voting results.

Nominee	Votes For	Votes Against	Abstain	Non-Votes
John G. Bruton (Class A)	60,289,833	710,470	29,741	5,366,820
John F. Shettle, Jr. (Class B)	60,245,699	755,318	29,027	5,366,820
Morgan W. Davis (Class B)	60,216,316	782,138	31,590	5,366,820
Thomas G. S. Busher (Class B)	60,223,573	777,623	28,848	5,366,820
Heinrich Burgi (Class B)	60,289,268	710,235	30,541	5,366,820

II. Proposal Regarding Election of Designated Company Directors of Montpelier Re

The Board of Directors of Montpelier Reinsurance Ltd. (“Montpelier Re”) is elected by the Company, which owns all common shares of Montpelier Re.  The Company must, pursuant to the provisions of Bye-law 85 of the Amended and Restated Bye-Laws, cast its vote in accordance with the results of a vote by the Company’s Shareholders on the Montpelier Re Board nominees.  Our Shareholders approved four nominees as designated company directors to serve on the Montpelier Re board (i) until the 2011 Annual General Meeting or (ii) their earlier resignation from the board.  The table below details the voting results.

Nominee	Votes For	Votes Against	Abstain	Non-Votes
Anthony Taylor	60,348,535	653,104	28,405	5,366,820
Thomas G.S. Busher	60,401,758	598,107	30,179	5,366,820
Christopher L. Harris	60,403,426	597,931	28,687	5,366,820
David S. Sinnott	60,435,612	561,773	32,659	5,366,820

III. Three Proposals Regarding Amendments to the Bye-Laws

Shareholders voted to approve amendments to our Bye-Laws.  The amendments (1) implement an advance notice policy for nominating Directors to the Company’s Board or bringing other proposals at general meetings, (2) set a maximum limit on the size of the Board and allow the Board to change its size through resolution and (3) remove the need for Shareholders to vote in certain subsidiary Board elections.  The Amended and Restated Bye-Laws became effective at the conclusion of the 2010 Annual Meeting.  The table below details the voting results.

Proposal	Votes For	Votes Against	Abstain	Non-Votes
Advance Notice	56,702,291	9,596,701	97,872	0
Limits on Board Size	56,499,509	9,766,825	130,530	0
Reduction in Subsidiary Board Elections	65,785,261	478,793	132,810	0

IV. Proposal Regarding Appointment of Independent Auditor

Shareholders voted to approve the appointment of PricewaterhouseCoopers as the Company’s Independent Auditor for 2010, and have authorized the Company’s Board, acting by the Company’s Audit Committee, to set their remuneration.  The table below details the voting results.

Votes For	Votes Against	Abstain	Non-Votes
65,929,698	444,175	22,991	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.2	Amended and Restated Bye-Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

May 20, 2010	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.2	Amended and Restated Bye-Laws.